Exhibit 4.4

FAVRILLE, INC.

SECURITIES PURCHASE AGREEMENT

MARCH 6, 2006

ARTICLE 1	AUTHORIZATION AND SALE OF COMMON SHARES AND WARRANTS	1
1.1	Authorization	1
1.2	Sale of Common Shares and Warrants	2
ARTICLE 2	CLOSING DATES; DELIVERY	2
2.1	Closing Date	2
2.2	Delivery	2
ARTICLE 3	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	2
3.1	Organization and Standing	2
3.2	Corporate Power; Authorization	2
3.3	Issuance and Delivery of the Shares	3
3.4	SEC Documents; Financial Statements	3
3.5	Governmental Consents	3
3.6	No Material Adverse Change	4
3.7	Authorized Capital Stock	4
3.8	Litigation	4
3.9	Eligibility to Use Form S-3	4
3.10	Company not an “Investment Company.”	4
3.11	NASDAQ Compliance	4
3.12	Use of Proceeds	5
3.13	Brokers and Finders	5
3.14	No Directed Selling Efforts or General Solicitation	5
3.15	No Integrated Offering	5
3.16	Private Placement	5
3.17	Intellectual Property	5
3.18	Questionable Payments	6
3.19	Transactions with Affiliates	6
3.20	Disclosure	6
ARTICLE 4	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS	6
4.1	Authorization	6
4.2	Investment Experience	7
4.3	Investment Intent	7

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4.4	Registration or Exemption Requirements	7
4.5	No Legal, Tax or Investment Advice	7
4.6	Confidentiality	8
4.7	Residency	8
4.8	Governmental Review	8
4.9	Legend	8
4.10	Foreign Investors	9
ARTICLE 5	CONDITIONS TO CLOSING OBLIGATIONS OF PURCHASERS	9
5.1	Minimum Funding	9
5.2	Certificates	9
5.3	Legal Opinion	9
5.4	Listing	9
5.5	Judgments	9
5.6	Secretary’s Certificate	10
5.7	Stop Orders	10
5.8	Anti-Takeover Measures	10
5.9	No Governmental Prohibition	10
ARTICLE 6	CONDITIONS TO CLOSING OBLIGATIONS OF COMPANY	10
6.1	Receipt of Payment	10
6.2	Delivery of Purchaser Questionnaire	10
ARTICLE 7	COVENANTS	10
7.1	Definitions	10
7.2	Registration Procedures on Form S-3	11
7.3	Demand Registration	13
7.4	Expenses of Registration	15
7.5	Indemnification	15
7.6	Prospectus Delivery	18
7.7	Termination of Obligations	18
7.8	Reporting Requirements	18
7.9	Blue Sky	19
7.10	Board of Directors	19
7.11	Observation Rights	19
7.12	Expenses	19

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ARTICLE 8	RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; COMPLIANCE WITH SECURITIES ACT	19
8.1	Restrictions on Transferability	19
8.2	Instruction Sheet	20
8.3	Purchaser Information	20
ARTICLE 9	MISCELLANEOUS	20
9.1	Termination	20
9.2	Waivers and Amendments	20
9.3	Broker’s Fee	20
9.4	Governing Law	20
9.5	Survival	20
9.6	Successors and Assigns	21
9.7	Entire Agreement	21
9.8	Notices, etc	21
9.9	Severability of this Agreement	21
9.10	Counterparts; Facsimile	21
9.11	Further Assurances	21
9.12	Currency	21
9.13	Waiver of Conflicts	21
9.14	Independent Nature of Purchasers’ Obligations and Rights	22

Exhibit A – Schedule of Purchasers

Exhibit B – Form of Warrant

Exhibit C – Form of Purchaser’s Questionnaire

Exhibit D – Form of Company Counsel Opinion

Exhibit E – Instruction Sheet

Exhibit F – Form of Purchaser’s Certificate of Subsequent Sale

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FAVRILLE, INC.

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of March 6, 2006, by and among FAVRILLE, INC., a Delaware corporation (the “Company”) with its principal office at 10421 Pacific Center Court, Suite 150, San Diego, California 92121, and the individuals and entities listed on the Schedule of Purchasers attached hereto as Exhibit A (the “Purchasers”).

RECITALS

WHEREAS, the Company has authorized the sale and issuance of the Common Shares and the Warrants (each as defined herein);

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D, as promulgated by the SEC (as defined herein) under the Securities Act (as defined herein); and

WHEREAS, at the Closing (as defined herein), the Company desires to sell, and each Purchaser listed on Exhibit A hereto desires severally, and not jointly, to purchase, the Common Shares and the Warrants, upon the terms and conditions stated in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

AUTHORIZATION AND SALE OF COMMON SHARES AND WARRANTS

1.1          Authorization.  The Company has authorized (a) the sale and issuance of up to 8,555,133 shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (b) the sale and issuance of warrants, in the form attached hereto as Exhibit B (the “Warrants”), to purchase up to 2,994,288 shares of the Common Stock, pursuant to this Agreement. The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as the “Warrant Shares.”  The Common Shares and the Warrant Shares are collectively referred to herein as the “Shares.”  The Shares and the Warrants are collectively referred to herein as the “Securities.”  Each Purchaser shall receive a Warrant to purchase the number of shares of Common Stock equal to 35% of the number of Common Shares purchased by such Purchaser.  Each Security shall consist of one Common Share and that portion of the Warrant exercisable for 35% of a share of Common Stock.  The purchase price for each Security shall be $5.30375 (the “Purchase Price”), consisting of the sum of $5.26 for the Common Share comprising a portion of the Security and $0.04375 for Warrant comprising a portion of the Security.  The Warrants shall bear an initial exercise price per share equal to $5.26.

1.2          Sale of Common Shares and Warrants.  At the Closing (as defined herein), subject to the terms and conditions of this Agreement, including without limitation, the conditions set forth in Article 5 and Article 6 of this Agreement, the Company shall issue and sell to each Purchaser and each Purchaser shall severally, and not jointly, purchase from the Company Common Shares in the amount set forth opposite each Purchaser’s name on Exhibit A attached hereto and Warrants to purchase shares of the Common Stock in the amount set forth opposite each Purchaser’s name on Exhibit A attached hereto, in exchange for the Purchase Price opposite such Purchaser’s name on Exhibit A attached hereto.

ARTICLE 2

CLOSING DATES; DELIVERY

2.1          Closing Date.  Subject to the satisfaction (or waiver) of the conditions thereto set forth in Article 5 and Article 6 of this Agreement, the closing of the purchase and sale of the Common Shares and Warrants hereunder (the “Closing”) shall be held at the offices of Cooley Godward LLP (“Cooley Godward”), 4401 Eastgate Mall, San Diego, California 92121, at 10:00 a.m. California time on March 7, 2006, or at such other time and place upon which the Company and the Purchasers purchasing a majority of the Common Shares at the Closing shall agree.  The date of the Closing is hereinafter referred to as the “Closing Date.”

2.2          Delivery.  At the Closing, the Company will deliver or cause to be delivered to each Purchaser a duly executed Warrant and a certificate representing the number of Common Shares purchased by such Purchaser, registered in such Purchaser’s name as shown on Exhibit A.  Such delivery shall be against payment of the purchase price therefor by each such Purchaser as set forth as the “Purchase Price” opposite such Purchaser’s name on Exhibit A attached hereto by wire transfer of immediately available funds to the Company in accordance with the Company’s written wiring instructions.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchasers on and as of the date hereof:

3.1          Organization and Standing.  The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing as a domestic corporation under the laws of said state.  Except as disclosed in the SEC Documents (as defined herein), the Company does not own or control any equity security or other interest of any corporation, limited partnership or other business entity.

3.2          Corporate Power; Authorization.  The Company has all requisite legal and corporate power and has taken all requisite corporate action to execute and deliver this Agreement, to sell and issue the Common Shares and Warrants, to issue the Warrant Shares upon exercise of the Warrants in accordance with the terms of such Warrants, and to carry out and perform all of its obligations under this Agreement. This Agreement constitutes, and upon execution and delivery by the Company of the Warrants, the Warrants will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (b) as limited by equitable principles generally. The execution and delivery of this Agreement does not, the performance of this Agreement and the compliance with the provisions hereof will not, and the issuance, sale and delivery of the Common Shares and the Warrants by the Company will not, materially conflict with, or result in a material breach or violation of the terms, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of any material lien pursuant to the terms of, the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Restated Certificate”) or the Company’s Amended and Restated Bylaws (the “Bylaws”) or any statute, law, rule or regulation or any state or federal order, judgment or decree or any indenture, mortgage, lease or other material agreement or instrument to which the Company or any of its properties is subject.

3.3          Issuance and Delivery of the Shares.  When issued in compliance with the provisions of this Agreement and the Restated Certificate, the Common Shares will be validly issued, fully paid and nonassessable.  Upon exercise of the Warrants in accordance with the terms thereof, the Warrant Shares will be validly issued, fully paid and nonassessable.  The issuance and delivery of the Common Shares and the Warrants is not subject to preemptive or any other similar rights of the stockholders of the Company or to any liens or encumbrances imposed by the Company.

3.4          SEC Documents; Financial Statements.  The Company has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange Commission (the “SEC”) under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during the 12 months preceding the date of this Agreement.  As of their respective filing dates, all documents filed by the Company with the SEC (the “SEC Documents”) complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), as applicable.  None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end adjustments.

3.5          Governmental Consents.

(a)           No consent, approval, order or authorization of, or registration,

qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for (i) compliance with the securities and blue sky laws in the states in which the Common Shares and Warrants are offered and/or sold, which compliance will be effected in accordance with such laws, (ii) the filing of the Registration Statement or Demand Registration Statement (both as defined herein) and any amendments thereto with the SEC as contemplated by Sections 7.2 and 7.3 of this Agreement, (iii) the filing of the Nasdaq National Market Notification Form with The Nasdaq Stock Market, Inc. National Market (the “Nasdaq National Market”) and (iv) the filing of a Form D with the SEC.

(b)           The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it as described in the SEC Documents, except for such franchise, permit, license or similar authority, the lack of which would not reasonably be expected to have a material adverse effect on the Company’s properties or assets or the business of the Company as currently conducted (“Material Permits”). The Company has not received any actual notice of any proceeding relating to revocation or modification of any Material Permit.

3.6          No Material Adverse Change.  Except as otherwise disclosed herein or in the SEC Documents, since September 30, 2005, there have not been any changes in the assets, liabilities, financial condition, business prospects or operations of the Company from that reflected in the Financial Statements except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse.

3.7          Authorized Capital Stock.  The authorized capital stock of the Company consists of (a) 75,000,000 shares of Common Stock, $0.001 par value, of which, as of March 1, 2006, 20,330,902 shares were outstanding, and (b) 5,000,000 shares of Preferred Stock, $0.001 par value, none of which shares are currently outstanding.  Except as disclosed in the SEC Documents and as contemplated by this Agreement, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind.

3.8          Litigation.  There are no actions, suits, proceedings or investigations pending or, to the best of the Company’s knowledge, threatened against the Company or any of its properties before or by any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood (in the judgment of the Company) of an adverse decision that (a) could have a material adverse effect on the Company’s properties or assets or the business of the Company as currently conducted or (b) could impair the ability of the Company to perform in any material respect its obligations under this Agreement.

3.9          Eligibility to Use Form S-3.  The Company currently meets all of the requirements to be eligible to use Form S-3 for the registration of its securities under the Securities Act which are offered in transactions involving secondary offerings.

3.10        Company not an “Investment Company.”  The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the

“Investment Company Act”).  The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

3.11        NASDAQ Compliance.  The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the SEC or the National Association of Securities Dealers, Inc. is contemplating terminating such registration or listing.  The approval of the Company’s stockholders is not required under the listing or maintenance requirements of the Nasdaq National Market for the consummation of the transactions contemplated herein.

3.12        Use of Proceeds.  The proceeds of the sale of the Common Shares and the Warrants hereunder shall be used by the Company for working capital and general corporate purposes.

3.13        Brokers and Finders.  No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

3.14        No Directed Selling Efforts or General Solicitation.  Neither the Company nor any person or entity acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

3.15        No Integrated Offering.  Neither the Company nor any of its affiliates, nor any person or entity acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Securities Act.

3.16        Private Placement.  Assuming the accuracy of the representations and warranties of the Purchasers contained in Sections 4.2 and 4.3 hereof, the offer and sale of the Securities to the Purchasers as contemplated hereby is exempt from the registration requirements of the Securities Act.

3.17        Intellectual Property.

(a)           “Intellectual Property” shall mean patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes.

(b)           Except as disclosed in the SEC Documents and to the knowledge of the Company, the Company owns or has the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s business as currently conducted or as currently proposed to be conducted as described in the SEC Documents, free and clear of all material liens and encumbrances.

(c)           Except as disclosed in the SEC Documents, the conduct of the Company’s business as currently conducted does not infringe or otherwise conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed by the Company to a third party, and, to the knowledge of the Company, the Intellectual Property and confidential information of the Company are not being Infringed by any third party.

(d)           Each employee, consultant and contractor of the Company who has had access to confidential information of the Company that is necessary for the conduct of Company’s business as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such confidential information that is substantially consistent with the Company’s standard forms thereof.

3.18        Questionable Payments.  Neither the Company nor, to the knowledge of the Company, any of its current or former stockholders, directors, officers, employees, agents or other persons acting on behalf of the Company, has on behalf of the Company or in connection with its business: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

3.19        Transactions with Affiliates.  Except as disclosed in the SEC Documents and as contemplated pursuant to this Agreement, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

3.20        Disclosure.  The information contained in the Exchange Act Documents as of the date hereof does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  For purposes herein, “Exchange Act Documents” are the documents filed by the Company under the Exchange Act during the last 12 months and its most recent report on Form 10-K.  The Company confirms that neither it nor any of its officers, directors or affiliates (as defined in Rule 501(b) under the Securities Act (“Company Affiliates”) has provided any of the Purchasers or their agents or counsel with any information that constitutes material, nonpublic information (other than the existence and terms of the issuance of the Securities as contemplated herein).  The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company.

3.21        Sarbanes-Oxley Act.  The Company is in compliance with any and all requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof and are currently applicable to the company, and any and all rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and are currently applicable to the Company, except where such noncompliance would not reasonably be expected to have a material adverse effect on the Company’s properties or assets or the business of the Company as currently conducted.

3.22        Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for a company (i) in the business and stage of development and locations in which the Company is engaged and (ii) with the resources of the Company.  The Company has not received any written notice that the Company will not be able to renew its existing insurance coverage as and when such coverage expires. All of such policies are in full force and effect, and the Company has complied with all material terms and conditions of such policies, including premium payments.

3.23        No Registration Rights.   No person has the right to (i) prohibit the Company from filing the Registration Statement or (ii) other than as disclosed in the SEC Documents, require the Company to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement.  The granting and performance of the registration rights under this Agreement will not violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which the Company is a party.

ARTICLE 4

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS

Each Purchaser hereby severally, and not jointly, represents and warrants to the Company on and as of the date hereof:

4.1          Authorization.  (a) Purchaser has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Common Shares and the Warrants to be purchased by it and to carry out and perform all of its obligations under this Agreement; and (b) this Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally.

4.2          Investment Experience.  Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act.  Purchaser is aware of the Company’s business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Common Shares and the Warrants.  Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Common Shares and Warrants.

4.3          Investment Intent.  Purchaser is purchasing the Common Shares and the Warrants for its own account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act, other than as contemplated by Article 7; provided, however, that by making the representations herein, such Purchaser is not prohibited from selling or otherwise disposing of any of such Securities in compliance with applicable federal and state securities laws and as otherwise contemplated by this Agreement. Purchaser understands that its acquisition of the Common Shares and the Warrants has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein. Purchaser has completed or caused to be completed the Purchaser Questionnaire attached hereto as Exhibit C for use in preparation of the Registration Statement, and the responses provided therein shall be true and correct as of the Closing Date and will be true and correct as of the effective date of the Registration Statement. Purchaser, in connection with its decision to purchase the Common Shares and the Warrants, has relied solely upon the SEC Documents and the representations and warranties of the Company contained herein. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act and the rules and regulations promulgated thereunder.

4.4          Registration or Exemption Requirements.  Purchaser further acknowledges and understands that the Securities may not be resold or otherwise transferred except pursuant to an effective registration statement under the Securities Act or unless an exemption from such registration is available.

4.5          No Legal, Tax or Investment Advice.  Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Common Shares and the Warrants constitutes legal, tax or investment advice.  Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Common Shares and the Warrants.

4.6          Confidentiality.  Purchaser will hold in confidence all information concerning this Agreement and the placement of the Securities hereunder until the earlier of such time as (a) the Company has made a public announcement concerning the Agreement and the placement of the Securities hereunder or (b) this Agreement is terminated.

4.7          Residency.  Purchaser’s executive offices in which its investment decision was made are in the jurisdiction set forth immediately below Purchaser’s name on the Schedule of Purchasers attached hereto as Exhibit A.

4.8          Governmental Review.  Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

4.9          Legend.

(a)           Purchaser understands that, until such time as the Registration Statement or the Demand Registration Statement, as applicable, has been declared effective or the Securities may be sold pursuant to Rule 144 under the Securities Act (“Rule 144”) without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of the certificates for the Shares):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION.  THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.”

(b)           If Rule 144(k) is available to a Purchaser, the Company shall, upon a Purchaser’s written request and delivery of appropriate documents reasonably requested by the Company, promptly cause certificates evidencing the Securities to be replaced with certificates which do not bear such restrictive legends, and Warrant Shares subsequently issued upon due exercise of the Warrants shall not bear such restrictive legends provided Rule 144(k) is available with respect to such Warrant Shares.

(c)           Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.9 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either (i) the registration requirements of the Securities Act and such Purchaser shall have confirmed that a current prospectus is deemed to be delivered in connection with such sale, pursuant to Rule 172 under the Securities Act (“Rule 172”), or (ii) an exemption therefrom.

(d)           The Company agrees that following the effective date the Registration Statement or the Demand Registration Statement, as applicable, or at such time as such legend is no longer required under Section 4.9(a), it will, within a reasonable time after the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Shares issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Shares that is free from all restrictive and other legends.

4.10        Foreign Investors.  If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase or acquisition, (c) any government or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities.  Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of Purchaser’s jurisdiction.

ARTICLE 5

CONDITIONS TO CLOSING OBLIGATIONS OF PURCHASERS

Each Purchaser’s obligation to purchase the Common Shares and the Warrants at the Closing is, at the option of such Purchaser, subject to the fulfillment or waiver as of the Closing Date of the following conditions:

5.1          Minimum Funding.  The Company shall have received commitments to purchase a minimum of $45 million of Shares in the aggregate from all Purchasers.

5.2          Certificates.  The Company shall have delivered to the Purchasers duly executed certificates for the Common Shares and the Warrants (in such denominations as set forth opposite each Purchaser’s name on Exhibit A).

5.3          Legal Opinion.  The Purchasers shall have received on the Closing Date an opinion of Cooley Godward, counsel for the Company, dated the Closing Date, in substantially the form of Exhibit D.

5.4          Listing.  The Company shall have complied with all requirements with respect to the listing of the Shares on the Nasdaq National Market, except for such requirements not required until after the issuance of the Shares, such requirements to be complied with promptly after the Closing.

5.5          Judgments.  No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

5.6          Secretary’s Certificate.  The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company (or an authorized committee thereof) approving the transactions contemplated by this Agreement and the issuance of the Securities, certifying the current versions of the Restated Certificate and the Bylaws and certifying as to the signatures and authority of persons signing this Agreement and related documents on behalf of the Company.

5.7          Stop Orders.  No stop order or suspension of trading shall have been imposed by the Nasdaq National Market, the SEC or any other governmental regulatory body with respect to public trading in the Common Stock.

5.8          Anti-Takeover Measures.  The Company shall have waived all applicable anti-takeover measures under the Delaware General Corporations Law and the Company’s Restated Certificate and Bylaws, if any.

5.9          No Governmental Prohibition.  The sale of the Securities by the Company shall not be prohibited by any law or governmental order or regulation.

ARTICLE 6

CONDITIONS TO CLOSING OBLIGATIONS OF COMPANY

The Company’s obligation to sell and issue the Common Shares and the Warrants at the Closing is, at the option of the Company, subject to the fulfillment or waiver as of the Closing Date of the following conditions:

6.1          Receipt of Payment.  The Purchasers shall have delivered payment of the purchase price to the Company for the Common Shares and the Warrants being issued hereunder.

6.2          Delivery of Purchaser Questionnaire.  The Company shall have received from each Purchaser a fully completed Purchaser Questionnaire in the form attached hereto as Exhibit C prior to the Closing for the Company’s use in preparing the Registration Statement or Demand Registration Statement, as applicable, pursuant to Article 7 below.

ARTICLE 7

COVENANTS

7.1          Definitions.  For the purpose of this Article 7 and this Agreement:

(a)           the term “Demand Registration Statement” shall mean any registration statement required to be filed by Section 7.3 below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statements;

(b)           the term “Initiating Holders” shall mean the Registered Holders of at least 30% of the then outstanding Registrable Shares that submit a request to the Company to file a Demand Registration Statement pursuant to Section 7.3 of this Agreement;

(c)           the term “Registration Statement” shall mean any registration statement required to be filed by Section 7.2 below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statements;

(d)           the term “Registrable Shares” shall mean all of the Common Shares and the Warrant Shares;

(e)           the term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Section 7.2 or 7.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed [seventy-five thousand dollars ($75,000)] of a single counsel for the Registered Holders and blue sky fees;

(f)            the term “Registered Holder” shall mean any person owning of record Registrable Shares that have not been sold to the public;

(g)           the term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of the Registration Shares; and

(h)           the term “Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such transaction or (iii) a registration related to stock issued upon conversion of debt securities.

7.2          Registration Procedures on Form S-3.  The Company shall:

(a)           use its best efforts to file a Registration Statement with the SEC within 30 days following the Closing Date (the “Filing Deadline Date”) to register the Registrable Shares on Form S-3 under the Securities Act (providing for shelf registration of such Registrable Shares under SEC Rule 415) or on such other form which is appropriate to register such Registrable Shares for resale from time to time by the Purchasers; provided, however, that if a Registration Statement is not filed with the SEC on or before the Filing Deadline Date, then for each one-week period following the Filing Deadline Date (or any portion thereof), until but excluding the date the Registration Statement is filed, the Company shall pay each Purchaser, as liquidated damages and not as a penalty (in addition to the rights and remedies available to each Purchaser under applicable law and this Agreement), an amount equal to the Applicable Percentage (defined below) of the purchase price attributable to the Common Shares purchased by such Purchaser hereunder, for such one-week period (or prorated for any portion thereof).  Such liquidated damages shall be payable monthly in cash within five (5) business days from the end of the month in which such damages accrued.  The parties hereto agree that, subject to Section 7.2(d) below, the liquidated damages provided for in this Section 7.2(a) constitute a reasonable estimate of the damages that may be incurred by the Purchasers by reason of the failure of the Registration Statement to be filed in accordance with the provisions hereof;

(b)           use its best efforts, subject to receipt of necessary information from the Purchasers, to cause any such Registration Statement filed pursuant to Section 7.2(a) above to become effective as promptly after filing of such Registration Statement as practicable but in any event by the date (the “Effectiveness Deadline Date”) that is 90 days following the Closing Date; provided, however, that in the event that such Registration Statement is reviewed by the SEC, then the Effectiveness Deadline Date shall mean, with respect to any Registration Statement, the date that is 120 days following the Closing Date; provided, further, that if the Registration Statement is not declared effective by the SEC on or prior to the Effectiveness Deadline Date, then for each one-week period following the Effectiveness Deadline Date (or any portion thereof), until but excluding the date the Registration Statement is declared effective, the Company shall pay each Purchaser, as liquidated damages and not as a penalty (in addition to the rights and remedies available to each Purchaser under applicable law and this Agreement), an amount equal to Applicable Percentage (defined below) of the purchase price attributable to the Common Shares purchased by such Purchaser hereunder, for such one-week period (or prorated for any portion thereof).  Such liquidated damages shall be payable monthly in cash within five (5) business days from the end of the month in which such damages accrued.  The parties hereto agree that, subject to Section 7.2(d) below, the liquidated damages provided for in this Section 7.2(b) constitute a reasonable estimate of the damages that may be incurred by the Purchasers by reason of the failure of the Registration Statement to be declared effective in accordance with the provisions hereof;

(c)           prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective until termination of such obligation as provided in Section 7.7 below, subject to the Company’s right to suspend pursuant to Section 7.6; provided, however, that if the effectiveness of the Registration Statement lapses prior to termination of the Company’s obligations under Section 7.7, without such lapse being cured within twenty (20) business days (the “Cure Period”) by a post-effective amendment to the Registration Statement, a supplement to the prospectus included in the Registration Statement or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that cures such lapse, then for each one-week period following the expiration of the Cure Period (or any portion thereof), until but excluding the earlier of (i) the date on which such failure is cured and (ii) the date on which the Company’s obligation to keep the Registration Statement effective until termination of such obligation as provided in Section 7.7, the Company shall pay each Purchaser, as liquidated damages and not as a penalty (in addition to the rights and remedies available to each Purchaser under applicable law and this Agreement), an amount equal to Applicable Percentage (defined below) of the purchase price attributable to the Common Shares purchased by such Purchaser hereunder, for such one-week period (or prorated for any portion thereof).  Such liquidated damages shall be payable monthly in cash within five (5) business days from the end of the month in which such damages accrued.  The parties hereto agree that, subject to Section 7.2(d) below, the liquidated damages provided for in this Section 7.2(c) constitute a reasonable estimate of the damages that may be incurred by the Purchasers by reason of the failure of the Registration Statement to be declared effective in accordance with the provisions hereof;

(d)           For purposes of this Section 7.2, the “Applicable Percentage” shall mean the applicable percentage set forth below:

(i)            During the three (3) months commencing on the first day upon which the Company first becomes obligated to pay liquidated damages pursuant to

Section 7.2(a), Section 7.2(b) or Section 7.2(c), as applicable, 0.25%;

(ii)           During the three (3) months commencing the day after the expiration of the period described in Section 7.2(d)(i) above, 0.5%; and

(iii)         For the one-week period commencing the day after the expiration of the period described in Section 7.2(d)(ii), 1.0%.

For the avoidance of doubt, and notwithstanding any other provision of this Agreement to the contrary, in no event shall the total amount of any and all liquidated damages payable by the Company to any Purchaser pursuant to Section 7.2(a), Section 7.2(b) and Section 7.2(c), in the aggregate, exceed 10% of the purchase price attributable to the Common Shares purchased by such Purchaser hereunder.

(e)           furnish to each Purchaser (and to each underwriter, if any, of such Registrable Shares) such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as the Purchasers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Purchasers;

(f)            file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by each Purchaser; provided, however, that the Company shall not be required in connection with this paragraph (e) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

(g)           advise each Purchaser promptly:

(i)            of the effectiveness of the Registration Statement or any post-effective amendments thereto;

(ii)           of any request by the SEC for amendments to the Registration Statement or amendments to the prospectus or for additional information relating thereto;

(iii)         of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and

(iv)          of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Registration Statement or the prospectus in order to make the statements therein not misleading;

(h)           use its best efforts to cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities by the Company are then listed; and

(i)            otherwise use commercially reasonable efforts to make available to the Purchasers holding Shares as of the date thereof, no later than the Availability Date (as defined below), an earnings statement covering a period of at least 12 months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 7.2(i), “Availability Date” means the 45th day following the end of the fourth fiscal quarter after the fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter).

7.3          Demand Registration

(a)           If the Registration Statement is not declared effective, if the effectiveness lapses or if registration on a Form S-3 registration statement is not available to the Company, then, subject to the conditions of this Section 7.3, if the Company shall receive a written request from the Initiating Holders that the Company file a Demand Registration Statement under the Securities Act covering the registration of the Registrable Shares then outstanding, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Registered Holders of Registrable Shares, and subject to the limitations of this Section 7.3, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Shares that all Registered Holders request to be registered.

(b)           If the Initiating Holders intend to distribute the Registrable Shares covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 7.3 and the Company shall include such information in the written notice referred to in Section 7.3(a).  In such event, the right of any Registered Holder to include its Registrable Shares in such registration shall be conditioned upon such Registered Holder’s participation in such underwriting and the inclusion of such Registered Holder’s Registrable Shares in the underwriting to the extent provided herein.  All Registered Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Registered Holders of a majority of the Registrable Shares held by all Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company).  Notwithstanding any other provision of this Section 7.3, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Shares) then the Company shall so advise all Registered Holders of Registrable Shares that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Registered Holders of such Registrable Shares on a pro rata basis based on the number of Registrable Shares held by all such Registered Holders (including the Initiating Holders).  Any Registrable Shares excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c)           The Company shall not be required to effect a registration pursuant to this Section 7.3:

(i)            after the Company has effected three (3) registrations pursuant to this Section 7.3, and such registrations have been declared or ordered effective;

(ii)           during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of a registration statement pertaining to a public offering, other than pursuant to a Special Registration Statement; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

(iii)         if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 7.3(a), the Company gives notice to the Registered Holders of the Company’s intention to file a registration statement for a public offering, other than pursuant to a Special Registration Statement within ninety (90) days;

(iv)          if the Company shall furnish to Registered Holders requesting a Demand Registration Statement pursuant to this Section 7.3 a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Demand Registration Statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period; or

(v)            in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

7.4          Expenses of Registration.  Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 7.2 or 7.3 herein shall be borne by the Company.  All Selling Expenses incurred in connection with any registrations pursuant to Section 7.2 or 7.3, shall be borne by the Registered Holders of the securities so registered pro rata on the basis of the number of shares so registered.  The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 7.3, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Registered Holders of a majority of Registrable Shares agree to deem such registration to have been effected as of the date of such withdrawal for purposes of determining the number of registrations effected by the Company as required pursuant to Section 7.3(c), to undertake any subsequent registration, in which event such right shall be forfeited by all Registered Holders).  If the Registered Holders are required to pay the Registration Expenses, such expenses shall be borne by the Registered Holders of Registrable Shares requesting such registration in proportion to the number of shares for which registration was requested.  If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then such registration shall not be deemed to have been effected for purposes of determining whether the Company shall be obligated pursuant to Section 7.3(c), to undertake any subsequent registration.

7.5          Indemnification.

(a)           The Company agrees to indemnify and hold harmless each Purchaser, the partners, members, officers and directors of each Purchaser and each person, if any, who controls such Purchaser within the meaning of the Securities Act or the Exchange Act, from and against any losses, claims, damages or liabilities to which they may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any Demand Registration Statement, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement or any Demand Registration Statement and the Company will, as incurred, reimburse such Purchaser, partner, member, officer, director or controlling person for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability (collectively, “Loss”) arises out of, or is based upon, an untrue statement or omission or alleged untrue statement or omission made in such Registration Statement or Demand Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser, partner, member, officer, director or controlling person specifically for use in preparation of the Registration Statement or Demand Registration Statement or any breach of this Agreement by such Purchaser; provided further, however, that the Company shall not be liable to any Purchaser of Registrable Shares (or any partner, member, officer, director or controlling person of such Purchaser) to the extent that any such Loss is caused by an untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus if either (i)(A) such Purchaser failed to confirm that a final prospectus was deemed to be delivered pursuant to Rule 172 prior to the delivery of written confirmation of the sale by such Purchaser to the person asserting the claim from which such Loss resulted and (B) the final prospectus corrected such untrue statement or omission, (ii) (X) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (Y) having previously been notified by the Company that such amended or supplemented prospectus has been filed with the SEC, such Purchaser thereafter fails to confirm that the prospectus as so amended or supplemented was deemed to be delivered prior to the delivery of written confirmation of the sale of a Registrable Share to the person asserting the claim from which such Loss resulted or (iii) such Purchaser sold Registrable Shares in violation of such Purchaser’s covenant contained in Section 7.6 of this Agreement.

(b)           Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who signs the Registration Statement or Demand Registration Statement and each director of the Company), from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any breach of this Agreement by such Purchaser or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Demand Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof, if, and to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement or Demand Registration Statement, and such Purchaser will reimburse the Company (and each of its officers, directors or controlling persons) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Section 7.5(b) be greater in amount than the dollar amount of the net proceeds (net of the amount of any damages such Purchaser has otherwise been required to pay by reason of such untrue statement or omission or alleged untrue statement or omission) received by such Purchaser upon the sale of the Registrable Shares included in the Registration Statement or Demand Registration Statement giving rise to such indemnification obligation.

(c)           Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.5, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that no indemnifying person shall be responsible for the fees and expense of more than one separate counsel for all indemnified parties. The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld.

(d)           If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall assume the defense thereof and upon written notice by the indemnified party requesting advance payment of a stated amount for its reasonable defense costs and expenses, the indemnifying party shall advance payment for such reasonable defense costs and expenses (the “Advance Indemnification Payment”) to the indemnified party.  In the event that the indemnified party’s actual defense costs and expenses exceed the amount of the Advance Indemnification Payment, then upon written request by the indemnified party, the indemnifying party shall reimburse the indemnified party for such difference; in the event that the Advance Indemnification Payment exceeds the indemnified party’s actual costs and expenses, the indemnified party shall promptly remit payment of such difference to the indemnifying party.

(e)           If the indemnification provided for in this Section 7.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by an indemnifying party (other than the Company) hereunder be greater in amount than the dollar amount of the net proceeds (net of the amount of any damages such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission or alleged untrue statement or omission) received by such indemnifying party upon the sale of the Registrable Shares included in the Registration Statement or any Demand Registration Statement giving rise to such indemnification obligation.

7.6          Prospectus Delivery.  Each Purchaser hereby covenants with the Company not to make any sale of the Registrable Shares without complying with Section 8.3.  The Purchaser acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act.  The Purchaser hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser notice that the Purchaser may thereafter effect sales pursuant to said prospectus; provided, that such suspension periods shall in no event exceed 30 days in any 12 month period and that, in the good faith judgment of the Company’s Board of Directors, the Company would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have a material adverse effect upon the Company or its stockholders; provided further, that the Company may suspend the use of the prospectus forming a part of the Registration Statement to the extent necessary to file any post-effective amendment to the Registration Statement in order to amend the table of selling stockholders within the Registration Statement to reflect transfers of the Securities.

7.7          Termination of Obligations.  The obligations of the Company pursuant to Sections 7.2 and 7.3 hereof shall cease and terminate upon the earlier to occur of (a) such time as all of the Registrable Shares have been resold, (b) such time as all of the Registrable Shares may be resold in a 90-day period pursuant to Rule 144, or (c) the second anniversary of the date the Registration Statement or Demand Registration Statement, as applicable, went effective.

7.8          Reporting Requirements.

(a)           With a view to making available the benefits of certain rules and regulations of the SEC that may at any time permit the sale of the Securities to the public without registration or pursuant to a registration statement on Form S-3, the Company agrees to use its best efforts to:

(i)            make and keep public information available, as those terms are understood and defined in Rule 144;

(ii)           file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(iii)         so long as any of the Purchasers own Registrable Shares, to furnish to such Purchaser upon request (A) a written statement by the Company as to whether it is in compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or whether it is qualified as a registrant whose securities may be resold pursuant to SEC Form S-3 and (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company.

7.9          Blue Sky.  The Company shall obtain and maintain all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of Securities.

7.10        Board of Directors.  Until the earlier of (i) March 31, 2008 and (ii) such time as MPM BioEquities Fund (“MPM”) holds a number of shares of the Company’s Common Stock that is less than 50% of the number of shares of Common Stock purchased by MPM at the Closing, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like (the “Expiration Date”), MPM will have the right to cause Kurt von Emster, or another representative or appointee of MPM who is reasonably acceptable to the Company’s Board of Directors, to be appointed to the Company’s Board of Directors.  Any such representative of MPM shall be (A) a Class II director if such representative is appointed to the Board during 2006; or (B) a member of the class of directors whose term expires at the next annual meeting of the Company’s stockholders following his or her appointment if such representative is appointed after December 31, 2006.

7.11        Observation Rights.  During any period prior to the Expiration Date when either (A) no representative of MPM is serving as a member of the Board or (B) a representative who is not affiliated with MPM but is agreed to by MPM is serving on the Board, the Company shall allow one representative designated by MPM to attend all meetings of the Company’s Board of Directors in a nonvoting capacity, and in connection therewith, the Company shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board of Directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential information or for other similar reasons.  The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding.  The obligations of the Company pursuant to this Sections 7.11 shall cease and terminate upon the Expiration Date.

7.12        Expenses.  The Company shall, at the Closing, reimburse the Purchasers’ reasonable expenses in connection with the transactions contemplated by this Agreement and the reasonable fees and expenses of Purchasers’ counsel, not to exceed $75,000 in the aggregate, as follows: first, the Company will reimburse MPM’s reasonable expenses in connection herewith and the reasonable fees and expenses of counsel for MPM, up to a maximum of $75,000; and, if such total fees and expenses are less than $75,000, then the Company shall use the remaining amount to reimburse the other Purchasers for the reasonable fees and expenses of such Purchasers’ counsel on a pro rata basis, based on the respective dollar amounts invested in the Shares by such other Purchasers.

ARTICLE 8

RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
COMPLIANCE WITH SECURITIES ACT

8.1          Restrictions on Transferability.  The Securities shall not be transferable in the absence of a registration under the Securities Act or an exemption therefrom. The Company shall be entitled to give stop transfer instructions to its transfer agent with respect to the Securities in order to enforce the foregoing restrictions.

8.2          Instruction Sheet.  Each certificate representing Registrable Shares shall bear the Instruction Sheet attached hereto as Exhibit E (in addition to any legends required under applicable securities laws).

8.3          Purchaser Information.  Each Purchaser covenants that it will promptly notify the Company of any changes in the information set forth in the Registration Statement or Demand Registration Statement regarding such Purchaser or such Purchaser’s “Plan of Distribution.”

ARTICLE 9

MISCELLANEOUS

9.1          Termination.

(a)           This Agreement may be terminated and the sale and purchase of the Common Shares and the Warrants abandoned at any time prior to the Closing, by written notice of any individual Purchaser if the Closing has not occurred within five business days of the date hereof (other than as a result of the failure on the part of the party giving such notice of termination to perform its covenants and obligations under this Agreement in all material respects); provided, however, that the abandonment of the sale and purchase of the Common Shares and the Warrants shall be applicable only to such Purchaser providing such written notice.

(b)           If this Agreement is terminated pursuant to this Section 9.1 all further obligations of the Company to such Purchaser and of such Purchaser shall terminate; provided, however, that (i) no party shall be relieved of any liability arising from any breach by such party of any provision of this Agreement and (ii) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in this Article 9.

9.2          Waivers and Amendments.  The terms of this Agreement may be waived or amended with the written consent of the Company and each Purchaser.

9.3          Broker’s Fee.  Each of the parties to this Agreement represents that, on the basis of any actions and agreements by it, there are no brokers or finders entitled to compensation in connection with the sale of Securities to the Purchasers.

9.4          Governing Law.  This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of California without any regard to conflicts of laws principles.

9.5          Survival.  The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or the Purchasers and the Closing and any exercise of the Warrants.

9.6          Successors and Assigns.  The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement.  Upon a permitted transfer of a Purchaser’s Securities on the books of the Company, the Purchaser may assign this Agreement to the permitted transferee upon prior written notice to the Company.  Except as set forth in the previous sentence, no Purchaser shall assign this Agreement without the prior written consent of the Company.

9.7          Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects thereof.

9.8          Notices, etc.  All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company or the Purchasers, as the case may be, at their respective addresses set forth at the beginning of this Agreement or on Exhibit A, as appropriate, or at such other address as the Company or the Purchasers may designate by 10 days advance written notice to the other party.

9.9          Severability of this Agreement.  If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.10        Counterparts; Facsimile.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  Facsimile signatures shall be treated the same as original signatures.

9.11        Further Assurances.  Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.12        Currency.  All references to “dollars” or “$” in this Agreement shall be deemed to refer to United States dollars.

9.13        Waiver of Conflicts.  Each party to this Agreement acknowledges that legal counsel for the Company, Cooley Godward, has in the past and may continue in the future to perform legal services for one or more of the Purchasers or their affiliates in matters unrelated to the transactions contemplated by this Agreement, including, but not limited to, the representation of the Purchasers in matters of a similar nature to the transactions contemplated herein.  Each party to this Agreement hereby: (a) acknowledges that it has had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledges that with respect to the transactions contemplated herein, Cooley Godward has represented the Company and not any individual Purchaser or any individual stockholder, director or employee of the Company; and (c) gives its informed consent to Cooley Godward’s representation of the Company in the transactions contemplated by this Agreement.

9.14        Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement.  Nothing contained herein and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

The foregoing agreement is hereby executed as of the date first above written.

FAVRILLE, INC. ,
a Delaware corporation

By:	/s/ John P. Longenecker, Ph.D.
John P. Longenecker, Ph.D.
President and Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

PURCHASERS:

Entity Name:

Alloy Ventures 2005, LLC and Alloy Ventures 2005,
L.P.

By:	/s/ Doug Kelly, MD

Name:	Doug Kelly, MD

Title:	Managing Member of Alloy Ventures 2005,
LLC

The general partner of Alloy Ventures 2005, L.P.

Investment Amount:

Entity Name:

By:	/s/ Colette S. Carson

Name:	Colette S. Carson

Title:

Investment Amount:

[Signature Page to Securities Purchase Agreement]

Entity Name:

Federated Kaufmann Fund II, a portfolio of Federated
Insurance Series

By:	/s/ Aash Shah

Name:	Aash Shah

Title:	Vice President, Federated Global Investment
Managemtn Corp, as attorney-in-fact for Federated
Kaufmann Fund II, a portfolio of Federated Insurance
Series

Investment Amount:

Entity Name:

Federated Kaufmann Fund, a portfolio of Federated
Equity Funds

By:	/s/ Hans P. Utsch

Name:	Hans P. Utsch

Title:	Vice President, Federated Global Investment
Management Corp, as attorney-in-fact for Federated
Kaufmann Fund, a portfolio of Federated Equity Funds

Investment Amount:

[Signature Page to Securities Purchase Agreement]

Entity Name:

Forward Ventures IV, LP

Forward Ventures IV B, L.P.

By:	/s/ Ivor Royston

Name:	Ivor Royston

Title:	Managing Member Forward IV Associates,
LLC its general partner

Investment Amount:

Entity Name:

By:	/s/ Julia Hazzard Merck

Name:	Julia Hazzard Merck

Title:

Investment Amount:

[Signature Page to Securities Purchase Agreement]

Entity Name:

MPM BIOEQUITIES MASTER FUND, LP

MPM BioEquities, GP, L.P., its General Partner

MPM BioEquities, GP, LLC, its General Partner

By:	/s/ Kurt von Emster

Name:	Kurt von Emster

Title:	Managing Member

Investment Amount:

Entity Name:

MPM BIOEQUITIES INVESTORS FUND, LLC

By:	/s/ Kurt von Emster

Name:	Kurt von Emster

Title:	Managing Member

Investment Amount:

Entity Name:

Oakwood Medical Management IV (QP), L.L.C.

By:	/s/ Raul E. Perez, M.D.

Name:	Raul E. Perez, M.D.

Title:	President

Investment Amount:

[Signature Page to Securities Purchase Agreement]

Entity Name:

Oakwood Medical Investors IV, L.L.C.

By:	/s/ Raul E. Perez, M.D.

Name:	Raul E. Perez, M.D.

Title:	President

Investment Amount:

Entity Name:

ProMed Partners, L.P.

By:	/s/ Barry Kurokawa

Name:	Barry Kurokawa

Title:	Managing Director

Investment Amount:

Entity Name:

ProMed Partners II, L.P.

By:	/s/ Barry Kurokawa

Name:	Barry Kurokawa

Title:	Managing Director

Investment Amount:

[Signature Page to Securities Purchase Agreement]

Entity Name:

ProMed Offshore Fund, Ltd.

By:	/s/ Barry Kurokawa

Name:	Barry Kurokawa

Title:	Managing Director

Investment Amount:

Entity Name:

ProMed Offshore Fund II, Ltd.

By:	/s/ Barry Kurokawa

Name:	Barry Kurokawa

Title:	Managing Director

Investment Amount:

Entity Name:

Red Abbey Venture Partners (QP), LP

By:	/s/ Matt Zuga

Name:	Matt Zuga, Red Abbey Venture Partners, LLC
its General Partner

Title:	Managing Member

Investment Amount:

[Signature Page to Securities Purchase Agreement]

Entity Name:

Red Abbey Venture Partners, LP

By:	/s/ Matt Zuga

Name:	Matt Zuga, Red Abbey Venture Partners, LLC
its General Partner

Title:	Managing Member

Investment Amount:

Entity Name:

Red Abbey CEO’s Fund, LP

By:	/s/ Matt Zuga

Name:	Matt Zuga, Red Abbey Venture Partners, LLC
its General Partner

Title:	Managing Member

Investment Amount:

Entity Name:

Ivor Royston IRA Delaware Charter, TTEE

By:	/s/ Ivor Royston

Name:	Ivor Royston

Title:	Trustee

Investment Amount:

[Signature Page to Securities Purchase Agreement]

Entity Name:

Sanderling Venture Partners V, L.P.

By:	Middleton, McNeil & Millis Associates V, LLC

By:	/s/ Fred A. Middleton

Name:	Fred A. Middleton

Title:	Managing Director

Investment Amount:

Entity Name:

Sanderling V Biomedical, L.P.

By:	Middleton, McNeil & Millis Associates V, LLC

By:	/s/ Fred A. Middleton

Name:	Fred A. Middleton

Title:	Managing Director

Investment Amount:

Entity Name:

Sanderling V Limited Partnership

By:	Middleton, McNeil & Millis Associates V, LLC

By:	/s/ Fred A. Middleton

Name:	Fred A. Middleton

Title:	Managing Director

Investment Amount:

[Signature Page to Securities Purchase Agreement]

Entity Name:

Sanderling V Beteilingungs GmbH & Co. KG

By:	Middleton, McNeil & Millis Associates V, LLC

By:	/s/ Fred A. Middleton

Name:	Fred A. Middleton

Title:	Managing Director

Investment Amount:

Entity Name:

Sanderling Ventures Management V

By:	/s/ Fred A. Middleton

Name:	Fred A. Middleton

Title:	Owner

Investment Amount:

Entity Name:

Sanderling Venture Partners VI Co-Investment Fund,
L.P.

By:	Middleton, McNeil & Millis Associates VI, LLC

By:	/s/ Fred A. Middleton

Name:	Fred A. Middleton

Title:	Managing Director

Investment Amount:

[Signature Page to Securities Purchase Agreement]

Entity Name:

Sanderling Venture VI Limited Partnership

By:	Middleton, McNeil & Millis Associates VI, LLC

By:	/s/ Fred A. Middleton

Name:	Fred A. Middleton

Title:	Managing Director

Investment Amount:

Entity Name:

Sanderling VI Beteiligungs GmbH & Co. KG

By:	Middleton, McNeil & Millis Associates VI, LLC

By:	/s/ Fred A. Middleton

Name:	Fred A. Middleton

Title:	Managing Director

Investment Amount:

Entity Name:

Sanderling Ventures Management VI

By:	Middleton, McNeil & Millis Associates VI, LLC

By:	/s/ Fred A. Middleton

Name:	Fred A. Middleton

Title:	Managing Director

Investment Amount:

Entity Name:

By:	/s/ Fred A. Middleton

Name:	Fred A. Middleton

Title:

Entity Name:

By:	/s/ Judith S. Sandler

Name:	Judith S. Sandler

Title:

Investment Amount:

Entity Name:

Smithfield Fiduciary LLC

By:	/s/ Adam J. Chill

Name:	Adam J. Chill

Title:	Authorized Signatory

Investment Amount:

Entity Name:

T. Rowe Price Associates, Inc., as a Registered
Investment Advisor to the Participating T. Rowe Price
Accounts in Exhibit A – Schedule of Purchasers

By:	/s/ Jay S. Markowitz, Vice President

Name:	Jay S. Markowitz

Title:	Vice President

Investment Amount:

Entity Name:

Tang Capital Partners, LP

By:	/s/ Kevin C. Tang

Name:	Kevin C. Tang

Title:	Managing Member

Investment Amount:

Entity Name:

William Blair Capital Partners VII, QP, LP

William Blair Capital Partners VII, LP

By:	/s/ Arda M. Minocherhomjee

Name:	Arda M. Minocherhomjee

Title:	Managing Member

Investment Amount:

EXHIBIT A

SCHEDULE OF PURCHASERS

PURCHASER	COMMON SHARES	PURCHASE PRICE FOR COMMON SHARES	WARRANT SHARES	PURCHASE PRICE FOR WARRANTS
Alloy Ventures 2005, L.P. 400 Hamilton Avenue, Fourth Floor Palo Alto, CA 94301 Phone: (650) 687-5000 Fax: (650) 687-5010	1,425,856	$7,500,002.56	499,049	$62,381.13

Forward Ventures IV, L.P. Attn.: Ivor Royston 9393 Towne Centre Drive Suite 200 San Diego, CA 92121 Phone: (858) 677-6077 Fax: (858) 452-8799	1,051,540	$5,531,100.40	368,039	$46,004.88

Forward Ventures IV B, L.P. Attn: Ivor Royston 9393 Towne Centre Drive Suite 200 San Diego, CA 92121 Phone: (858) 677-6077 Fax: (858) 452-8799	89,144	$468,897.44	31,200	$3,900.00

Federated Kaufmann Fund, a portfolio of Federated Equity Funds 140 East 45th Street New York, NY 10017 Fax: (212) 661-2266	1,317,490	$6,929,997.51	461,121	$57,640.13

Federated Kaufmann Fund II, a portfolio of Federated Insurance Series 140 East 45th Street New York, NY 10017 Fax: (212) 661-2266	13,308	$69,999.97	4,658	$582.25

PURCHASER	COMMON SHARES	PURCHASE PRICE FOR COMMON SHARES	WARRANT SHARES	PURCHASE PRICE FOR WARRANTS
Julia Hazzard Merck 16 Legare Street Charleston, SC 29401	190,114	$999,999.64	66,539	$8,317.38

MPM BioEquities Master Fund LP Goldman Sachs & Co. fbo MPM BioEquities Master Fund LP Attn.: Aleph Granados 555 California Street,44th Floor San Francisco, CA 94104	754,400	$3,968,144.00	264,040	$33,005.00

MPM BioEquities Investors Fund LLC Goldman Sachs & Co. fbo MPM BioEquities Master Fund LP Attn.: Aleph Granados 555 California Street, 44th Floor San Francisco, CA 94104	6,050	$31,823.00	2,117	$264.63

OAKWOOD MEDICAL INVESTORS IV (QP), L.L.C. Raul E. Perez, M.D., President Oakwood Medical Investors 10411 Clayton Rd., Suite 302 St. Louis, MO 63131 Phone: (314) 991-7979 Fax: (314) 991-7914	166,355	$875,027.30	58,224	$7,278.00

OAKWOOD MEDICAL INVESTORS IV, L.L.C. Raul E. Perez, M.D., President Oakwood Medical Investors 10411 Clayton Rd., Suite 302 St. Louis, MO 63131 Phone: (314) 991-7979 Fax: (314) 991-7914	23,759	$124,972.34	8,315	$1,039.38

Red Abbey Venture Partners (QP), LP Attn.: Matt Zuga / Skip Klein 2330 West Joppa Road, Suite 330 Lutherville, MD 21093 Phone: (410) 494-4240 Fax: (410) 494-4247	142,680	$750,496.80	49,938	$6,242.25

PURCHASER	COMMON SHARES	PURCHASE PRICE FOR COMMON SHARES	WARRANT SHARES	PURCHASE PRICE FOR WARRANTS
Red Abbey Venture Partners, LP Attn.: Matt Zuga / Skip Klein 2330 West Joppa Road, Suite 330 Lutherville, MD 21093 Phone: (410) 494-4240 Fax: (410) 494-4247	39,696	$208,800.96	13,893	$1,736.63

Red Abbey CEO’s Fund, LP Attn.: Matt Zuga / Skip Klein 2330 West Joppa Road, Suite 330 Lutherville, MD 21093 Phone: (410) 494-4240 Fax: (410) 494-4247	7,738	$40,701.88	2,708	$338.50

Sanderling Venture Partners V, L.P. Attn.: Fred A. Middleton 400 South El Camino Real Suite 1200 San Mateo, CA 94402 Fax: (650) 375-7077	13,141	$69,121.66	4,599	$574.88

Sanderling V Beteiligungs GmbH & Co KG 400 South El Camino Real Suite 1200 San Mateo, CA 94402 Fax: (650) 375-7077	1,159	$6,096.34	406	$50.75

Sanderling V Limited Partnership 400 South El Camino Real Suite 1200 San Mateo, CA 94402 Fax: (650) 375-7077	1,302	$6,848.52	455	$56.88

Sanderling V Biomedical, L.P. 400 South El Camino Real Suite 1200 San Mateo, CA 94402 Fax: (650) 375-7077	3,219	$16,931.94	1,127	$140.88

Sanderling Ventures Management V 400 South El Camino Real Suite 1200 San Mateo, CA 94402 Fax: (650) 375-7077	190	$999.40	66	$8.25

PURCHASER	COMMON SHARES	PURCHASE PRICE FOR COMMON SHARES	WARRANT SHARES	PURCHASE PRICE FOR WARRANTS
Sanderling Venture Partners VI Co-Investment Fund, L.P. 400 South El Camino Real Suite 1200 San Mateo, CA 94402 Fax: (650) 375-7077	839,456	$4,415,538.56	293,810	$36,726.25

Sanderling VI Limited Partnership 400 South El Camino Real Suite 1200 San Mateo, CA 94402 Fax: (650) 375-7077	19,357	$101,817.82	6,775	$846.88

Sanderling VI Beteiligungs GmbH & Co., KG 400 South El Camino Real Suite 1200 San Mateo, CA 94402 Fax: (650) 375-7077	16,377	$86,143.02	5,732	$716.50

Sanderling Ventures Management VI 400 South El Camino Real Suite 1200 San Mateo, CA 94402 Fax: (650) 375-7077	8,841	$46,503.66	3,094	$386.75

Fred A. Middleton 400 South El Camino Real Suite 1200 San Mateo, CA 94402 Fax: (650) 375-7077	47,529	$250,002.54	16,635	$2,079.38

Tang Capital Partners, LP 4401 Eastgate Mall San Diego, CA 92121 Phone: (858) 200-3831 Fax: (858) 200-3837	475,285	$2,499,999.10	166,349	$20,793.63

Smithfield Fiduciary LLC c/o Highbridge Capital Management, LLC 9 West 57th Street, 27th Floor New York, NY 10019 Attn: Ari J. Storch/Adam J. Chill	190,114	$999,999.64	66,539	$8,317.38

PURCHASER	COMMON SHARES	PURCHASE PRICE FOR COMMON SHARES	WARRANT SHARES	PURCHASE PRICE FOR WARRANTS
T. Rowe Price Health Sciences Portfolio, Inc. c/o T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202 Attn: Darrell N. Braman, Vice President and Associate Legal Counsel Fax: (410) 345-6575	2,900	$15,254.00	1,015	$126.88

T. Rowe Price Health Sciences Fund, Inc. c/o T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202 Attn: Darrell N. Braman, Vice President and Associate Legal Counsel Fax: (410) 345-6575	370,000	$1,946,200.00	129,500	$16,187.50

John Hancock Trust – Health Sciences Trust c/o T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202 Attn: Darrell N. Braman, Vice President and Associate Legal Counsel Fax: (410) 345-6575	58,319	$306,757.94	20,411	$2,551.38

Valic Company I – Health Sciences Fund c/o T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202 Attn: Darrell N. Braman, Vice President and Associate Legal Counsel Fax: (410) 345-6575	44,100	$231,966.00	15,435	$1,929.38

Raytheon Company Combined DB/DC Master Trust – Health Sciences c/o T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202 Attn: Darrell N. Braman, Vice President and Associate Legal Counsel Fax: (410) 345-6575	7,000	$36,820.00	2,450	$306.25

PURCHASER	COMMON SHARES	PURCHASE PRICE FOR COMMON SHARES	WARRANT SHARES	PURCHASE PRICE FOR WARRANTS
TD Mutual Funds – TD Health Sciences Fund c/o T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202 Attn: Darrell N. Braman, Vice President and Associate Legal Counsel Fax: (410) 345-6575	50,000	$263,000.00	17,500	$2,187.50

ProMed Partners, L.P. Attn.: Joshua Golomb 237 Park Avenue 9th Floor New York, NY 10017 Phone: (212) 692-3626 Fax: (212)	47,018	$247,314.68	16,456	$2,057.00

ProMed Partners II L.P. Attn.: Joshua Golomb 237 Park Avenue 9th Floor New York, NY 10017 Phone: (212) 692-3626 Fax: (212)	2,133	$11,219.58	747	$93.38

ProMed Offshore Fund, Ltd. Attn.: Joshua Golomb 237 Park Avenue 9th Floor New York, NY 10017 Phone: (212) 692-3626 Fax: (212)	7,880	$41,448.80	2,758	$344.75

ProMed Offshore Fund II, Ltd. Attn.: Joshua Golomb 237 Park Avenue 9th Floor New York, NY 10017 Phone: (212) 692-3626 Fax: (212)	199,629	$1,050,048.54	69,870	$8,733.75

Ivor Royston IRA c/o Delaware Charter 7514 Girard Avenue, #1 PMB 243 La Jolla, CA 92037	9,506	$50,001.56	3,327	$415.88

PURCHASER	COMMON SHARES	PURCHASE PRICE FOR COMMON SHARES	WARRANT SHARES	PURCHASE PRICE FOR WARRANTS
Collette S. Carson 7514 Girard Avenue, #1PMB 243 La Jolla, CA 92037 Phone: Fax:	9,506	$50,001.56	3,327	$415.88

Judith S. Sandler 1729 Hillside Road Stevenson, MD Phone: Fax:	9,506	$50,001.56	3,327	$415.88

William Blair Capital Partners VII, QP, LP Attn.: Arda M. Minocherhomjee 303 W. Madison Street, Suite 2500 Chicago, IL 60606 Phone: (312) 698-6300 Fax: (312) 201-0703	860,377	$4,525,583.02	301,132	$37,641.50

William Blair Capital Partners VII, LP Attn.: Arda M. Minocherhomjee 303 W. Madison Street, Suite 2500 Chicago, IL 60606 Phone: (312) 698-6300 Fax: (312) 201-0703	33,159	174,416.34	11,605	$1,450.63
Totals:	8,555,133	$44,999,999.58	2,994,288	$374,286.11

EXHIBIT B

FORM OF WARRANT

EXHIBIT C

INSTRUCTION SHEET FOR PURCHASER

(to be read in conjunction with the entire
Securities Purchase Agreement)

A.                                    Complete the following items in the Securities Purchase Agreement:

1.                                      Provide the information regarding the Purchaser requested on the signature page. The Securities Purchase Agreement must be executed by an individual authorized to bind the Purchaser.

2.                                      Exhibit C-1 – Stock Certificate Questionnaire:

Provide the information requested by the Stock Certificate Questionnaire.

3.                                      Exhibit C-2 – Registration Statement Questionnaire:

Provide the information requested by the Registration Statement Questionnaire.

4.                                      Exhibit C-3 – Purchaser Certificate:

Provide the information requested by the Certificate for Individual Purchasers or the Certificate for Corporate, Partnership, Trust, Foundation and Joint Purchasers, as applicable.

5.                                      Return the signed Securities Purchase Agreement to:

Christian V. Kuhlen, Esq.

Cooley Godward LLP

4401 Eastgate Mall

San Diego, California 92121

Fax: 858.550.6420

B.                                    Instructions regarding the transfer of funds for the purchase of Securities will be telecopied to the Purchaser at a later date.

C.                                    Upon the resale of the Registrable Shares by the Purchaser after the Registration Statement or Demand Registration Statement, as applicable, covering the Registrable Shares is effective, as described in the Securities Purchase Agreement, the Purchaser:

(i)                                    must confirm with a current prospectus is deemed to be delivered to such buyer pursuant to Rule 172; and

(ii)                                must send a certificate in the form of Exhibit F to the Securities Purchase Agreement to the Company so that the Registrable Shares may be properly transferred.

EXHIBIT C-1

FAVRILLE, INC.

STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 4.3 of the Agreement, please provide us with the following information:

1. The exact name that the Securities are to be registered in (this is the name that will appear on the stock certificate(s)). You may use a nominee name if appropriate:

2. The relationship between the Purchaser of the Securities and the Registered Holder listed in response to item 1 above:

3. The mailing address of the Registered
Holder listed in response to item 1 above:

4. The Tax Identification Number of the Registered Holder listed in response to item 1 above:

EXHIBIT C-2

FAVRILLE, INC.

REGISTRATION STATEMENT QUESTIONNAIRE

In connection with the preparation of the Registration Statement, please provide us with the following information regarding the Purchaser.

D.                                    General Information

1.	Please state your organization’s name exactly as it should appear in the Registration Statement:

2.

Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates other than as disclosed in the Prospectus included in the Registration Statement?

☐ Yes ☐ No

If yes, please indicate the nature of any such relationships below:

E.                                      Securities Holdings

Please fill in all blanks in the following questions related to your beneficial ownership of the Company’s capital stock.  Generally, the term “beneficial ownership” refers to any direct or indirect interest in the securities which entitles you to any of the rights or benefits of ownership, even though you may not be the holder of record of the securities.  For example, securities held in “street name” over which you exercise voting or investment power would be considered beneficially owned by you.  Other examples of indirect ownership include ownership by a partnership in which you are a partner or by an estate or trust of which you or any member of your immediate family is a beneficiary.  Ownership of securities held in the names of your spouse, minor children or other relatives who live in the same household may be attributed to you.

PLEASE NOTE: IF YOU HAVE ANY REASON TO BELIEVE THAT ANY INTEREST IN SECURITIES OF THE COMPANY WHICH YOU MAY HAVE, HOWEVER REMOTE, IS A BENEFICIAL INTEREST, PLEASE DESCRIBE SUCH INTEREST.  FOR PURPOSES OF RESPONDING TO THIS QUESTIONNAIRE, IT IS PREFERABLE TO ERR ON THE SIDE OF INCLUSION RATHER THAN EXCLUSION.  WHERE THE SEC’S INTERPRETATION OF BENEFICIAL OWNERSHIP WOULD REQUIRE DISCLOSURE OF YOUR INTEREST OR POSSIBLE INTEREST IN CERTAIN SECURITIES OF THE COMPANY, AND YOU BELIEVE THAT YOU DO NOT ACTUALLY POSSESS THE ATTRIBUTES OF BENEFICIAL OWNERSHIP, AN APPROPRIATE RESPONSE IS TO DISCLOSE THE INTEREST AND AT THE SAME TIME DISCLAIM BENEFICIAL OWNERSHIP OF THE SECURITIES.

1.                                      As of MARCH 6, 2006, I owned outright (including shares registered in my name individually or jointly with others, shares held in the name of a bank, broker, nominee, depository or in “street name” for my account), the following number of shares of the Company’s capital stock:                                       .

2.                                      In addition to the number of shares I own outright as indicated by my answer to question B(1), as of MARCH 6, 2006, I had or shared voting power or investment power, directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise, over the following number of shares of the Company’s capital stock:                                                .

If the answer to this question B(2) was not “zero,” please complete the following:  with whom shared; and the nature of the relationship and any underlying voting trust agreement, investment arrangement or the like:

SHARED VOTING POWER:

Number of Shares	With Whom Shared	Nature of Relationship

SHARED INVESTMENT POWER:

Number of Shares	With Whom Shared	Nature of Relationship

3.                                      As of MARCH 6, 2006, I will have the right to acquire              shares of the Company’s capital stock pursuant to outstanding stock options issued under the Company’s stock option plans and              shares pursuant to the exercise of outstanding warrants (none, indicated by “0” above).

Options and Warrants

Class	Number of Shares

4.                                      Please identify the natural person or persons who have voting and/or investment control over the Company’s securities that you own, and state whether such person(s) disclaims beneficial ownership of the securities.  For example, if you are a general partnership, please identify the general partners in the partnership.

F.                                      NASD Questions

1.             Are you (i) a “member”(1) of the National Association of Securities Dealers, Inc. (the “NASD”), (ii) an “affiliate”(2)  of a member of the NASD, (iii) a “person associated with a member” or an “associated person of a member”(3) of the NASD or (iv) an immediate family member(1) of any of the foregoing persons?  If yes, please identify the member and describe such relationship (whether direct or indirect), and please respond to Question Number 2 below; if no, please proceed directly to Question Number 3.

Yes  ☐    No  ☐

Description:

(1)           NASD defines a “member” as any broker or dealer admitted to membership in the NASD, or any officer or partner or branch manager of such a member, or any person occupying a similar status or performing a similar function for such a member.

(2)           The term “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is in common control with, the person specified.  Persons who have acted or are acting on behalf of or for the benefit of a person include, but are not necessarily limited to, directors, officers, employees, agents, consultants and sales representatives.  The following should apply for purposes of the foregoing:

(i)            a person should be presumed to control a Member if the person beneficially owns 10 percent or more the outstanding voting securities of a Member which is a corporation, or beneficially owns a partnership interest in 10 percent or more of the distributable profits or losses of a Member which is a partnership;

(ii)           a Member should be presumed to control a person if the Member and Persons Associated With a Member beneficially own 10 percent or more of the outstanding voting securities of a person which is a corporation, or beneficially own a partnership interest in 10 percent or more of the distributable profits or losses of a person which is a partnership;

(iii)          a person should be presumed to be under common control with a Member if:

(1)           the same person controls both the Member and another person by beneficially owning 10 percent or more of the outstanding voting securities of a Member or person which is a corporation, or by beneficially owning a partnership interest in 10 percent or more of the distributable profits or losses of a Member or person which is a partnership; or

(2)           a person having the power to direct or cause the direction of the management or policies of the Member or such person also has the power to direct or cause the direction of the management or policies of the other entity in question.

(3)           The NASD defines a “person associated with a member” or  an “associated person of a member” as being every sole proprietor, partner, equity owner, officer, director or branch manager of any member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who directly or indirectly controls or is controlled by such member (for example, any employee), whether or not any such person is registered or exempt from registration with the NASD.

(4)           Immediate family includes parents, mother-in-law, father-in-law, husband or wife, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in-law, and children, or any other person who is supported, directly or indirectly, to a material extent, by a person associated with a member of the NASD or any other broker/dealer.

2.                             If you answered “yes” to Question Number 1, please furnish any information as to whether any such member intends to participate in any capacity in the public offering, including the details of such participation:

Description:

3.             Are you or have you been an “underwriter or related person”(5) or a person associated with an underwriter or related person, including, without limitation, with respect to the proposed public offering?  If yes, please identify the underwriter or related person and describe such relationship (whether direct or indirect).

Yes  ☐    No  ☐

Description:

4.             If known, please describe in detail any underwriting compensations, arrangements or dealings entered into during the previous twelve months, or proposed to be consummated in the next twelve months, between (i) any underwriter or related person, member of the NASD, affiliate of a member of the NASD, person associated with a member or associated person of a member of the NASD or any immediate family member thereof, on the one hand, and (ii) the Company, or any director, officer or stockholder thereof, on the other hand, which provides for the receipt of any item of value and/or the transfer of any warrants, options or other securities from the Company to any such person (other than the information relating to the arrangements with any investment firm or underwriting organization which may participate in the proposed public offering).

Description:

5.             Have you purchased the securities in the ordinary course of business?

Yes  ☐    No  ☐

(5)  The term “underwriter or related person” includes underwriters, underwriters’ counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons, including members of the immediate family of such persons.

The answers to the foregoing questions are correctly stated to the best of my information and belief.  I shall advise Christian V. Kuhlen at 858.550.6036, the Company’s outside counsel, promptly of any changes in the foregoing information prior to the effectiveness of the Registration Statement or Demand Registration Statement, as applicable.

(Print name of Selling Security Holder)

(Signature)

By:
(Name and title of signatory, if stockholder is an entity)

(Date)

EXHIBIT C-3

FAVRILLE, INC.

CERTIFICATE FOR INDIVIDUAL PURCHASERS

If the investor is an individual Purchaser (or married couple) the Purchaser must complete, date and sign this Certificate.

CERTIFICATE

I certify that the representations and responses below are true and accurate:

In order for the Company to offer and sell the Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor status.  Please initial each category applicable to you as an investor in the Company.

☐ (1)      A natural person whose net worth(1), either individually or jointly with such person’s spouse exceeds $1,000,000;

☐ (2)      A natural person who had an income(2) in excess of $200,000, or joint income with the person’s spouse in excess of $300,000, in 2003 and 2004, and reasonably expects to have individual income reaching the same level in 2005;

☐ (3)      An executive officer or director of the Company.

Date:

Name(s) of Purchaser

Signature

Signature

(1)        For purposes of this Certificate, “net worth” means the excess of total assets at fair market value over total liabilities, except that the principal residence owned by a natural person shall be valued either (a) at cost, including the cost of improvements, net of current encumbrances upon the property, or (b) at the appraised value of the residence as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property.  As used in the preceding sentence, “institutional lender” means a bank, savings and loan company, industrial loan company, credit union or personal property broker or a company whose principal business is as a lender of loans secured by real property and which has such loans receivable in the amount of $2,000,000 or more.

(2)           For purposes of this Certificate, “income” means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts:  (a) the amount of any tax exempt interest income received, (b) the amount of losses claimed as a limited partner in a limited partnership, (c) any deduction claimed for depletion, (d) amounts contributed to an IRA or Keogh retirement plan, (e) alimony paid, and (f) any amounts by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code.

EXHIBIT C-3

FAVRILLE, INC.

CERTIFICATE FOR CORPORATE, PARTNERSHIP,
TRUST, FOUNDATION, AND JOINT PURCHASERS

If the investor is a corporation, partnership, trust, pension plan, foundation, joint purchaser (other than a married couple) or other entity, an authorized officer, partner, or trustee must complete, date and sign this Certificate.

CERTIFICATE

The undersigned certifies that the representations and responses below are true and accurate:

(a)           The investor has been duly formed and is validly existing and has full power and authority to invest in the Company. The person signing on behalf of the undersigned has the authority to execute and deliver the Securities Purchase Agreement on behalf of the Purchaser and to take other actions with respect thereto.

(b)           Indicate the form of entity of the undersigned:

☐                                    Limited Partnership

☐                                    General Partnership

☐                                    Corporation

☐                                    Revocable Trust (identify each grantor and indicate under what circumstances the trust is revocable by the grantor:

(Continue on a separate piece of paper, if necessary.)

☐                                    Other Type of Trust (indicate type of trust and, for trusts other than pension trusts, name the grantors and beneficiaries:

(Continue on a separate piece of paper, if necessary.)

☐                                    Other form of organization (indicate form of organization (                   ).

(c)           Indicate the approximate date the undersigned entity was formed:                        .

(d)           In order for the Company to offer and sell the Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as an investor in the Company.

☐ (1)      A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐ (2)      A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

☐ (3)      An insurance company as defined in Section 2(13) of the Securities Act;

☐ (4)      An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

☐ (5)      A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

☐ (6)      A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ (7)      An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐ (8)      A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐ (9)      An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

☐ (10)    A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

☐ (11)    An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies:

(Continue on a separate piece of paper, if necessary.)

Dated:

Name of investor

Signature and title of authorized officer, partner or trustee

EXHIBIT D

OPINION OF COMPANY COUNSEL

EXHIBIT E

FAVRILLE, INC.

IMPORTANT - DO NOT REMOVE THIS INSTRUCTION SHEET FROM THE ATTACHED SHARE CERTIFICATE UNLESS AND UNTIL THE SHARES ARE SOLD AS FOLLOWS:

(1)           THE SHARES ARE RESOLD PURSUANT TO A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (FILE NO. [                             ]), AND, IN CONNECTION WITH SUCH RESALE, THE HOLDER HAS DELIVERED TO THE PURCHASER OF THE SHARES A CURRENT PROSPECTUS AND HAS PROVIDED TO THE COMPANY OR TO THE TRANSFER AGENT FOR THE COMPANY’S STOCK A PURCHASER’S CERTIFICATE OF SUBSEQUENT SALE AND THE HOLDER HAS CONFIRMED THAT A CURRENT PROSPECTUS IS DEEMED TO BE DELIVERED IN CONNECTION WITH SUCH RESALE; OR

(2)           THE SHARES ARE RESOLD IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, PROVIDED THAT, PRIOR TO SUCH RESALE, THE HOLDER HAS NOTIFIED THE COMPANY OF SUCH DISPOSITION AND PROVIDED THE COMPANY WITH WRITTEN ASSURANCES, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY OF COMPLIANCE WITH THE REQUIREMENTS OF SUCH EXEMPTION.

DO NOT REMOVE THIS INSTRUCTION SHEET FROM
THE ATTACHED SHARE CERTIFICATE
EXCEPT IN ACCORDANCE WITH
THE INSTRUCTIONS SET FORTH ABOVE.

EXHIBIT F

PURCHASER’S CERTIFICATE OF SUBSEQUENT SALE

To:          Cooley Godward LLP

Attention:  Christian V. Kuhlen, Esq.

The undersigned, the selling securityholder or an officer of, or other duly authorized person, hereby certifies that represents that it has sold
[fill in name of selling securityholder]
shares of the Common Stock of Favrille, Inc. and that such shares were sold on either (i) in accordance with the
[date]
registration statement filed with the

Securities and Exchange Commission with file number [                       ], in which case the selling securityholder certifies that such selling securityholder has confirmed that a current prospectus is deemed to be delivered, pursuant to Rule 172 under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) in accordance with Rule 144 under the Securities Act (“Rule 144”), in which case the selling securityholder certifies that it has complied with the requirements of Rule 144.

Print or type:

Number of shares sold (if sold on multiple dates, please provide a breakdown by date):

Name of selling securityholder:

Name of individual representing selling securityholder (if an institution):

Title of individual representing selling securityholder (if an institution):

Signature by:

Selling securityholder or individual representative: